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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): August 24, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87		    16-0417150
----------------------------------------------------------------------
(State or Other Jurisdiction       (Commission	          (IRS Employer
    of Incorporation)             File Number)	    Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.05  Costs Associated with Exit or Disposal Activities

On August 24, 2005, Eastman Kodak Company committed to actions to consolidate its worldwide manufacturing operations as part of its continuous program to address aggressively the accelerating decline in demand for consumer film and photographic paper. These actions are a part of the Company's restructuring program that was originally announced on January 22, 2004, and subsequently expanded on July 20, 2005.

Manufacturing of color photographic paper for North America will be consolidated at plants in Windsor, Colorado, and Harrow, England, resulting in the closure of an operation in Rochester, N.Y. The Company will incur restructuring-related charges of approximately $95 million. Included in these charges are employee termination benefits of approximately $33 million and accelerated depreciation on equipment and inventory write-offs of approximately $62 million. In addition, the Company will record approximately $3 million in operating charges related to executing this action. This action will be completed by the end of 2005.

An operation in Rochester that recycles polyester waste and part of an operation that processes polyester raw material in the manufacturing of Estar polyester film base will be closed by the end of 2005. Kodak will purchase finished raw material and will contract to have polyester waste recycled by firms with resource recovery expertise. As a result of this action, the Company will incur restructuring-related charges of approximately $25 million. Included in these charges are accelerated depreciation on equipment and inventory write-offs of approximately
$21 million, employee severance of approximately $3 million, and other exit costs of approximately $1 million.

Manufacturing capacity for consumer film products in Xiamen, China, will be reduced. As a result of this action, the Company will incur restructuring-related charges of approximately $30 million. Included in these charges is accelerated depreciation on equipment of approximately $29 million and other exit costs of approximately $1 million. This action will be completed by July 31, 2006.

The severance, other exit costs, and the operating charges require the outlay of cash, while the accelerated depreciation and inventory write-offs represent non-cash charges.

A copy of the August 25, 2005 press release related to these actions is attached as Exhibit (99.1).


ITEM 9.01  Financial Statements and Exhibits

 (c) Exhibit

 (99.1) Eastman Kodak Company press release dated August 25, 2005 regarding actions initiated to consolidate the Company's worldwide manufacturing operations.

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                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EASTMAN KODAK COMPANY



                                        By: /s/ Richard G. Brown, Jr.
                                        -----------------------------
                                        Richard G. Brown, Jr.
                                        Controller

Date:  August 25, 2005


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                     EASTMAN KODAK COMPANY
                       INDEX TO EXHIBITS

Exhibit No.

(99.1) Eastman Kodak Company press release dated August 25, 2005 regarding actions initiated to consolidate the Company's worldwide manufacturing operations.